UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 21, 2017, the NYSE MKT LLC (the “NYSE MKT”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”), notifying the SEC of the NYSE MKT’s intention to remove the shares of common stock (“Common Stock”) of Provectus Biopharmaceuticals, Inc. (the “Company”) and the Company’s class of warrants with an exercise price of $0.85 per share expiring June 19, 2020 (the “Listed Warrants”) from listing and registration on the NYSE MKT effective May 1, 2017, pursuant to the provisions of Rule 12d2-2(b) of the Securities Exchange Act of 1934, as amended. The NYSE MKT’s filing of the Form 25 followed the NYSE MKT Committee for Review’s determination on April 5, 2017 to affirm the January 31, 2017 decision of the NYSE MKT Listing Qualifications Panel to initiate delisting proceedings due to (i) the “abnormally low” trading price of the shares of the Common Stock and (ii) the Company’s noncompliance with Section 1003(a)(iii) of the NYSE MKT Company Guide (requiring stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years).

The Common Stock and Listed Warrants will continue to trade on the OTCQB following the delisting from the NYSE MKT under the trading symbols “PVCT” and “PVCTWS,” respectively. The Company can provide no assurance that the Common Stock and Listed Warrants will continue to trade on the OTCQB in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Timothy C. Scott
Timothy C. Scott
President